Exhibit 99.1

September 12, 2012

ETF Securities USA LLC

c/o ETF Securities

Ordnance House

31 Pier Road

St. Helier, Jersey JE48PW, Channel Islands

Attn: Chief Executive Officer

Dear Sir,

Effective immediately, I hereby resign from my positions as Vice President, Chief Financial Officer, Treasurer and Secretary of ETF Securities USA LLC.

Very truly yours,

/s/ Thomas Quigley

Thomas Quigley